      As filed with the Securities and Exchange Commission on June 2, 2004.

                                                      REGISTRATION NO. 333-27735

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         GUNDLE/SLT ENVIRONMENTAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                22-2731074
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)             Identification Number)

                                19103 GUNDLE ROAD
                               HOUSTON, TEXAS 77073
                                 (281) 443-8564
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               SAMIR T. BADAWI                            With copies to:
    PRESIDENT AND CHIEF EXECUTIVE OFFICER             PORTER & HEDGES, L.L.P.
       GUNDLE/SLT ENVIRONMENTAL, INC.                700 LOUISIANA, 35TH FLOOR
              19103 GUNDLE ROAD                      HOUSTON, TEXAS 77002-2764
            HOUSTON, TEXAS 77073                       ATTN: KATHY L. TEDORE
               (281) 443-8564                        TELEPHONE (713) 226-0659
 (Name and address, including zip code, and           TELECOPY (713) 226-0259
  telephone number, including area code, of agent for service)

      Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.
[ ]______________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]______________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

DEREGISTRATION OF SECURITIES

      On May 23, 1997, Gundle/SLT Environmental, Inc. (the "Company") filed a registration statement on Form S-3 ("Registration Statement"). The Registration Statement registered a total of 7,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), offered for sale by Wembley, Ltd., a selling shareholder. The Company did not receive any proceeds from the sale of any such shares.

      On May 18, 2004, the Company merged with and into GEO Sub Corp., a newly formed entity wholly owned by GEO Holdings Corp. and controlled by Code, Hennessy & Simmons IV LP (the "Merger"). In the Merger, all publicly traded shares of the Company's Common Stock were converted into cash at the rate of $18.50 per share. In connection with the Merger, the offering of Common Stock under the Registration Statement has terminated.

      Accordingly, this Post Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Common Stock that remains unsold under the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 2nd, 2004.

                                 GUNDLE/SLT ENVIRONMENTAL, INC.

                                 By: /s/ Samir T. Badawi
                                     ---------------------------------------
                                     Samir T. Badawi
                                     President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in their capacities and on the 2nd day of June, 2004.

      SIGNATURE                              TITLE
      ---------                              -----
/s/ Samir T. Badawi      Director, President and Chief Executive Officer
----------------------             (Principal Executive Officer)
  Samir T. Badawi

/s/ Daniel J. Hennessy                      Director
----------------------
  Daniel J. Hennessy

/s/ Brian P. Simmons                        Director
----------------------
  Brian P. Simmons

/s/ Marcus J. George                        Director
----------------------
   Marcus J. George

/s/ Roger J. Klatt       Executive Vice President, Treasurer, Assistant
----------------------       Secretary and Chief Financial Officer
    Roger J. Klatt       (Principal Financial and Accounting Officer)